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                                                                   Exhibit 11




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 39 to the registration statement on Form N-1A (the
"Registration Statement") of our report dated February 11, 1998, relating to the financial statements and financial highlights appearing in the December 31, 1997 Annual Report to Shareholders of Morgan Stanley Institutional Fund, Inc., which are also incorporated by reference into the Registration Statement.
We also consent to the references to us under the headings "Financial Statements" and "Independent Accountants" in the Statement of Additional Information and under the headings "Financial Highlights" and "Independent Accountants" in the Prospectus.


/s/ PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
April 28, 1998